EXHIBIT 2
         to SCHEDULE 13D



                                      NOTE
                                      ----


$10,000,000.00                                                     June 10, 2002


         FOR VALUE RECEIVED, the undersigned VAALCO ENERGY, INC., a Delaware corporation ("BORROWER"), promises to pay to the order of 1818 FUND II, L.P., Delaware limited partnership or its permitted assigns ("LENDER") at its office at 59 Wall Street, New York, New York 10005-2818, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00), or such lesser amount advanced by Lender to Borrower under the terms of the Credit Agreement (as defined below), and to pay interest thereon as set forth herein. This Note is issued in connection with that certain Subordinated Credit Agreement between Lender and Borrower of even date herewith (the "CREDIT AGREEMENT"), and is secured as provided therein by the Security Documents. All capitalized terms not otherwise defined herein are defined in the Credit Agreement.

PROCEDURE FOR BORROWINGS:

         (a) Each advance of principal hereunder shall be made upon Borrower's irrevocable written notice delivered to Lender (each a "BORROWING NOTICE"); which notice must be received by Lender prior to 9:00 a.m. (Central time) ten (10) days prior to the date of the requested advance except for the initial advance in the amount of $5,000,000 which shall be made on the date hereof.

         (b) Each Borrowing Notice shall specify (i) the amount of principal to be advanced, which shall be in an aggregate minimum amount of $2,000,000 or any multiple integrals of $100,000 in excess thereof; and (ii) the requested date principal is to be advanced which shall be a Business Day. Any amounts repaid under this Note may not be reborrowed.

         (c) Each advance or repayment shall be recorded by Lender and endorsed on the grid attached hereto, which is part of this Note.

INTEREST:

         Borrower agrees to pay interest at Lender's address listed above on the unpaid principal outstanding under this Note and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at a rate equal to (i) ten percent (10%) per annum, compounded annually, from the period beginning on the date hereof and ending on the earlier of nine
(9) months from the First Sale of Production (as defined in the Senior Loan Documents as in effect on the date hereof) and eighteen (18) months following the date hereof and (ii) fourteen percent (14%) per annum, compounded annually for the period beginning on the date next succeeding the period referred to in clause (i) and ending when the full principal amount hereof and accrued interest hereon have been paid in full. Interest shall be computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed. Interest shall be payable in a single payment on the "MATURITY DATE" as hereinbelow defined.

         Notwithstanding the foregoing provisions of this Section, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment of principal or interest was due to the date of actual payment, at the then current rate of interest plus 2.0% per annum, and, upon and during the continuance of an Event of Default, this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at the then current rate of interest plus 2.0% per annum.

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT. To the extent not sooner paid, the unpaid principal balance of this Note, together with all accrued but unpaid interest and outstanding expenses hereunder and under the Loan Documents shall be due and payable on the earliest of (i) the Phase One Completion Date, (ii) March 31, 2005; and (iii) the date that all principal and accrued and unpaid interest shall become due and payable pursuant to Article VI of the Credit Agreement (the "MATURITY DATE").

         (b) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

         (c) PREPAYMENT. Borrower may prepay this Note plus accrued and unpaid interest hereon provided that all terms in the Credit Agreement and herein are complied with, at any time upon one day prior notice and in the minimum amount of One Hundred Thousand Dollars ($100,000); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note plus accrued and unpaid interest hereon is less than said amount, the minimum prepayment amount shall be the entire outstanding principal hereof.

         (d) MANDATORY PREPAYMENT. In the event that IFC has not made a Disbursement pursuant to the IFC Loan Agreement in an amount equal to or greater than the Loan made hereunder within three (3) Business Days of the funding of such Loan pursuant to Section 1.01(a) of the Credit Agreement, Borrower shall immediately notify Lender and shall repay such loan plus interest accruing thereon to Lender upon three Business Days written demand from Lender. Further, Borrower shall prepay this Note in amounts equal to (i) any amounts released by IFC under the Sponsor Escrow Account other than the amounts described under the first sentence of this SUBSECTION (D), (ii) the net proceeds of any debt or issuance of securities received by Borrower in excess of Ten Million Dollars ($10,000,000), and (iii) to the extent not prohibited under the IFC Loan Agreement (as in effect on the date hereof), ninety percent (90%) of the Free Cash Flow from the Project. For purposes of this SUBSECTION (D), "FREE CASH FLOW" shall mean cash flow from the Project net of amounts required to maintain the PSC in full force and effect. All amounts prepaid shall first be applied to accrued and unpaid interest and then to outstanding principal.

EVENTS OF DEFAULT:

         (a) EVENTS OF DEFAULT. The occurrence of an Event of Default under the Credit Agreement shall constitute an "EVENT OF DEFAULT" under this Note.

         (b) REMEDIES. Upon the occurrence of any Event of Default, Lender shall be entitled to such remedies as set forth in the Credit Agreement.

         MISCELLANEOUS:

(a)      GOVERNING LAW.

                  (i) This Note is governed by and shall be construed in accordance with the laws of the State of New York and applicable Federal Law.

                  (ii) For the exclusive benefit of Lender, Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Note or any other Loan Document to which Borrower is a party may be brought by Lender, in its sole discretion, in the courts of the State of New York, the United States for the Southern District of New York, or England. By the execution of this Note, Borrower irrevocably submits to the non-exclusive jurisdiction of such courts in any such action, suit or proceeding. Final judgment against Borrower in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including Gabon, London, New York and Delaware, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

                  (iii) Nothing in this Note shall affect the right of Lender to commence legal proceedings or otherwise sue Borrower in Gabon, London, New York, Delaware or any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon Borrower in any manner authorized by the laws of any such jurisdiction.

                  (iv) Borrower hereby irrevocably designates, appoints and empowers the Chief Executive and the Head of the Litigation Group of Bird & Bird located at 90 Fetter Lance, London EC4A 1JP (reference VAAEN.0001), as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding Lender may bring in the courts of England and CT Corp., as its authorized agent solely to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding Lender may bring in the courts of the Southern District of New York.

                  (v) As long as this Note or any other Loan Document to which Borrower is a party remains in force, Borrower shall maintain a duly appointed and authorized agent to receive for and on its behalf service of the writ of summons or other legal process in any action, suit or proceeding brought by Lender in the courts of England or in the Southern District of New York with respect to this Note or such other Loan Documents. Borrower shall keep Lender advised of the identity and location of such agent.

                  (vi) Borrower irrevocably waives: (x) any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section; and (y) any claim that any such action, suit or proceeding has been brought in an inconvenient forum.

                  (vii) To the extent that Borrower may be entitled in any jurisdiction to claim for itself or its assets immunity with respect to its obligations under this Note or any other Loan Document to which it is a party from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed), may be attributed to it or its assets, Borrower irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent now or in the future permitted by the laws of such jurisdiction.

                  (viii) Borrower also consents generally with respect to any proceedings arising out of or in connection with this Note or any other Loan Document to which it is a party to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

                  (ix) To the extent that Borrower may, in any suit, action or proceeding brought in any of the courts referred to in Subsection
         (ii) or a court of Gabon, London, New York, Delaware or elsewhere arising out of or in connection with this Note or any other Loan Document to which Borrower is a party, be entitled to the benefit of any provision of law requiring Lender in such suit, action or proceeding to post security for the costs of Borrower, or to post a bond or to take similar action, Borrower hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of Gabon, London, New York, Delaware or, as the case may be, the jurisdiction in which such court is located.

                  (x) Borrower also irrevocably consents, if for any reason Borrower's authorized agent for service of process of summons, complaint and other legal process in any action, suit or proceeding is not present in New York or England, to service of such papers being made out of those courts by mailing copies of the papers by registered air mail, postage prepaid, to Borrower at its address specified pursuant to Section 7.02 of the Credit Agreement. In such a case, Lender shall also send by facsimile, or have sent by facsimile, a copy of the papers to Borrower.

         (b) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, the Credit Agreement, or in any other Loan Document, in no event shall this Note or any Loan Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "MAXIMUM RATE"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Loan Document, or in any communication by Lender or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Loan Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Lender, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Loan Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Loan Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Loan Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Loan Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Loan Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender. The terms of this paragraph shall be deemed to be incorporated into each Loan Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Lender hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (c) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Lender, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Lender shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Lender to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities. Borrower hereby grants to Lender a security interest in all deposits and accounts maintained with Lender and with any financial institution to secure the payment of all obligations and liabilities of Borrower to Lender under this Note.

         (d) SUBORDINATION. Payment of this Note is subject to the terms of the Subordination Agreement of even date herewith between Borrower, Lender and IFC.

         (e) ASSIGNMENT. Lender may assign this Note pursuant to the terms of the Credit Agreement. Borrower may not assign its rights or obligations under this Note without the prior consent of Lender.

         (f) AMENDMENT. This Note may be amended or modified only in writing signed by Borrower and Lender.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.



   [THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK. SIGNATURE PAGE TO FOLLOW.]



         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


                                   VAALCO ENERGY, INC.


                                   By:  /s/ W. Russell Scheirman
                                        ---------------------------------------
                                        Name:   W. RUSSELL SCHEIRMAN
                                        Title:  PRESIDENT


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
                                         LOANS AND PRINCIPAL PAYMENTS

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                       AMOUNT OF            AMOUNT OF          UNPAID
                         LOAN               PRINCIPAL         PRINCIPAL                          NOTATION
DATE                     MADE                REPAID           BALANCE           TOTAL            MADE BY
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
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